UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 4, 2009
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

I

INFORMATION TO BE INCLUDED IN REPORT

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

On May 4, 2009, the Registrant issued a press release to report earnings for the quarter and nine months ended March 31, 2009. The Registrant subsequently determined that the press release contained an error in the reported earnings per share for the nine months ended March 31, 2009 which were $0.08 per share versus the $0.09 per share originally reported. In addition, the corrected weighted average number of shares outstanding were 5,205,055 and 5,260,901 for the three and nine months ended March 31, 2009. The correction to earnings per share and weighted average shares outstanding did not affect the Registrant’s reported net earnings of $420,000 for the nine months ended March 31, 2009, earnings per share for the three months ended March 31, 2009 or any regulatory capital ratios or other reported financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Gary T. Jolliffe
Date: May 6, 2009		Gary T. Jolliffe President and Chief Executive Officer